UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2021

NICOLET BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street
Green Bay, Wisconsin 54301
(Address of principal executive offices)

(920) 430-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NCBS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Officers; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in the Current Report on Form 8-K filed by Nicolet Bankshares, Inc. (the “Company”) with the Securities and Exchange Commission on May 11, 2021, H. Phillip Moore, Jr. was appointed as the Company’s Chief Financial Officer effective June 7, 2021.

On June 7, 2021, the Company, its wholly owned subsidiary, Nicolet National Bank, and Mr. Moore entered into an employment agreement effective as of June 7, 2021. The material terms of the employment agreement are summarized below.

•The employment agreement provides for an initial 3-year term, to be renewed automatically each day so that the term of the agreement remains three years unless either party gives notice of intent that automatic renewals shall cease.
•The employment agreement also provides for an annual base salary of $400,000, which shall be reviewed annually.
•Mr. Moore is eligible to receive annual cash bonus compensation (with a defined target percentage of base salary), as well as discretionary equity incentive awards based on performance measures established by the Company’s board of directors.  The incentive compensation is subject to clawback under certain circumstances.
•The employment agreement also includes a company car with associated expenses paid by the Company, country club annual dues, reimbursement for reasonable and necessary business expenses, and certain other benefit programs open to other similarly situated Nicolet employees.
•The employment agreement provides for up to 12 months of base pay as severance plus 12 months of health continuation coverage in the event the executive is involuntarily terminated by the Company without “Cause” or if the executive resigns for “Good Reason” (as each such term is defined in the employment agreement). If the executive resigns for “Good Reason” within 6 months following a “Change of Control” (as defined in the employment agreement), the executive shall receive severance equal to 1.5 times the base salary and target bonus in effect immediately prior to the “Change of Control” plus 12 months of health continuation coverage. Severance benefits are conditioned upon Mr. Moore signing and not revoking a general release of claims.
•The employment agreement includes covenants that restrict Mr. Moore for a period of 12 months following termination for any reason, from (i) disclosing confidential information, (ii) competing within defined markets, and (iii) soliciting any Company customer or employee to which the executive had “Material Contact” (as defined in the employment agreement) during the last 2 years of employment.

The foregoing description of Mr. Moore’s employment agreement is qualified in its entirety by reference to the copy of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated June 7, 2021, by and among the Registrant, Nicolet National Bank and H. Phillip Moore, Jr.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 9, 2021	NICOLET BANKSHARES, INC.

		By:	/s/ Michael E. Daniels
Michael E. Daniels
President and Chief Executive Officer